UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2014

Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation)

001-11312
(Commission File Number)

58-0869052
(IRS Employer Identification Number)

191 Peachtree Street NE, Suite 500, Atlanta, Georgia 30303-1740
(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 407-1000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On August 1, 2014, Cousins Properties Incorporated (the “Company”), through its wholly-owned subsidiary, Cousins Acquisitions Entity, LLC, entered into a purchase and sale agreement (the “Purchase Agreement”) with FulcoProp400 LLC and FulcoProp56 LLC (together, the “Sellers”) to purchase Northpark Town Center, a three-building, 1.5 million-square-foot office complex located in metropolitan Atlanta, Georgia, for a gross purchase price of $348 million, before adjustment for customary closing costs and other closing credits (the “Acquisition”). Upon the signing of the Purchase Agreement, the Company posted a $22.5 million aggregate earnest money deposit, which is non-refundable, except in certain limited circumstances.
The expected closing date for the Acquisition is October 1, 2014, subject to the satisfaction or waiver of customary closing conditions set forth in the Purchase Agreement. The Purchase Agreement contains customary representations and warranties. The Purchase Agreement does not provide for a due diligence period, and the Acquisition is not subject to a financing contingency.
This Acquisition, combined with the previously announced acquisition of Fifth Third Center in Charlotte, North Carolina, for a gross purchase price of $215 million, before adjustment for customary closing costs and other closing credits, will be funded with proceeds from the Company’s recently completed common equity offering, and the anticipated disposition or joint venture of certain assets. Other than with respect to one property, the Company does not have any agreements in place for such potential dispositions and the Company can give no assurance regarding the timing of any such dispositions or venture formations or that any such dispositions or venture formations will be completed on attractive terms or at all.
Certain matters discussed in this Current Report on Form 8-K, such as the anticipated closing of the Acquisition and the plans to fund the Acquisition, including expected assets sales, are forward-looking statements within the meaning of the federal securities laws and are subject to uncertainties and risk and actual results may differ materially from projections. Readers should carefully review the risk factors described in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and other documents the Company files from time to time with the Securities and Exchange Commission. Such forward-looking statements are based on current expectations and speak as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.
Item 7.01. Regulation FD Disclosure.
On August 5, 2014, the Company released a presentation containing information about the Acquisition. A copy of this presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K. On August 5, 2014, the Company released a press release containing information about the Acquisition. A copy of this press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.
The information contained in the presentation and the press release shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description

99.1	Presentation dated August 5, 2014
99.2	Press Release dated August 5, 2014

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 5, 2014

COUSINS PROPERTIES INCORPORATED

By:	/s/ Pamela F. Roper
Pamela F. Roper
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Presentation dated August 5, 2014
99.2	Press Release dated August 5, 2014